Exhibit 99.3
ACNB BANK
VARIABLE COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT

    THIS RESTRICTED STOCK AGREEMENT (“Agreement”), dated effective March 14, 2025 (“Grant Date”), by and among ACNB Bank (“Bank”), ACNB Corporation (“Corporation”), and _________________________ (“Participant”), is entered into as follows:

WHEREAS, the Bank is a wholly-owned subsidiary of the Corporation;

WHEREAS, the Corporation established the ACNB Corporation 2018 Omnibus Stock Incentive Plan effective March 20, 2018 (“2018 Omnibus Stock Incentive Plan”), which 2018 Omnibus Stock Incentive Plan is hereby incorporated herein by reference and made a part hereof;

WHEREAS, the Bank has established the ACNB Bank Variable Compensation Plan (“Variable Compensation Plan”), which Variable Compensation Plan is hereby incorporated herein by reference and made a part hereof;

WHEREAS, the Participant is an employee of the Bank; and,

WHEREAS, the Compensation Committee of the Boards of Directors of the Bank and the Corporation (“Committee”) determined that it is in the best interest of the Bank and the Corporation to grant and award to the Participant a Variable Equity Award under the Variable Compensation Plan equal to __________ shares of common stock of ACNB Corporation (“Stock”), pursuant to the 2018 Omnibus Stock Incentive Plan and subject to the restrictions stated below.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Grant of Stock/Variable Equity Award. Subject to the terms and conditions of this Agreement, the 2018 Omnibus Stock Incentive Plan, and the Variable Compensation Plan, the Corporation hereby grants to the Participant ______________ shares of Stock (“Variable Equity Award”). The Variable Equity Award under this Agreement shall be granted under the 2018 Omnibus Stock Incentive Plan.

2. Vesting Schedule. The interest of the Participant in the Stock subject to the Variable Equity Award shall vest as follows:

One-third (1/3) of the Participant’s Variable Equity Award shall be 100% vested as of the Grant Date, with the next one-third (1/3) 100% vested as of January 1, 2026, and the final one-third (1/3) 100% vested as of January 1, 2027.

Vesting will automatically accelerate upon the occurrence of the events specified in, and in accordance with the provisions of, Section 15 of the 2018 Omnibus Stock Incentive Plan. Further, the Participant shall become fully vested in the Variable Equity Award upon the Participant’s death or disability.

3. Restrictions. The Stock or rights granted hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the 2018 Omnibus Stock Incentive Plan or the Variable Equity Award and in no case until the later of

(i) the date the Stock becomes vested in accordance with Section 2 or (ii) six (6) months from the Grant Date. The period of time between the date hereof and the later of (i) the date which the Stock becomes vested or (ii) six (6) months from the Grant Date is referred to herein as the “Restriction Period”.

4. Forfeiture. The unvested Variable Equity Award subject to the provisions of this Agreement shall be forfeited upon the occurrence of the events specified in, and in accordance with the provisions of, Section 24 of the 2018 Omnibus Stock Incentive Plan. Further, if the Participant’s employment with the Bank is terminated by the Bank or voluntarily by the Participant, but excepting an employee’s voluntary termination of employment as a result of a qualified retirement, the Stock subject to the provisions of this Agreement which has not vested at the time of the Participant’s termination of employment shall be forfeited by the Participant and transferred back to the Corporation. A qualified retirement is considered to have occurred if the Participant retires at or after reaching age 62. Upon a qualified retirement occurring, the unvested portion of the Variable Equity Award shall not be forfeited and shall continue to vest according to the vesting schedule in Section 2 hereof; however, should the Participant become employed by or commence working for a competitor of the Corporation or Bank, as determined by a majority vote of the Committee in its discretion, the unvested portion of the Variable Equity Award shall be forfeited as of the commencement of such employment.
5. Uncertificated. The Stock granted pursuant to the 2018 Omnibus Stock Incentive Plan shall be uncertificated and held in a book-entry account in the name of the Participant.

6. Participant Shareholder Rights. During the Restriction Period, the Participant shall have all the rights of a shareholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 3. Notwithstanding the foregoing, no dividends will be paid by the Corporation on unvested Stock.

7. Changes in Stock. This Variable Equity Award, including the number of Shares subject to the Variable Equity Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 23 of the 2018 Omnibus Stock Incentive Plan.

8. Clawback. In the event that the Corporation or the Bank is required to prepare an accounting restatement because of the material noncompliance of the Corporation or the Bank with any financial reporting requirement and, if within the previous three (3) years from the date of the restatement, a Participant received a Variable Equity Award under this Agreement based upon the erroneous data, the Participant shall return and refund to the Corporation or the Bank the excess of what would have been paid to the Participant under the accounting restatement. In the event that the Corporation or the Bank is required to prepare an accounting restatement because of a Participant’s misconduct or fraudulent activity, then the Participant shall return and refund to the Corporation or the Bank the entire Variable Equity Award received based upon the erroneous data. The foregoing clawback obligations are in addition to any requirement of the Participant to return or refund a Variable Equity Award under the ACNB Corporation & Subsidiaries Excess Incentive Compensation Recovery Policy Statement, to the extent applicable to Participant.

9. Taxes. The Participant shall be liable for any and all taxes, including withholding taxes, arising out of this Variable Equity Award or the vesting of Stock hereunder. The Participant hereby authorizes the Bank to withhold the appropriate taxes, in the Bank’s discretion, using any of the following methods: (i) withholding shares of Stock to cover the tax owed, such that you will be left with the number of shares of Stock that vested less the number of shares withheld to cover your tax withholding obligation; (ii) by selling a portion of the Stock that is vesting to cover your tax withholding obligation; or, (iii) by withholding taxes from the Participant’s wages.

10. Miscellaneous.

(a) The Corporation shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effective upon delivery to the Participant at his or her address on file with the Bank.

(d) Neither the 2018 Omnibus Stock Incentive Plan, the Variable Compensation Plan, nor this Agreement shall be construed so as to grant the Participant any right to employment or to remain in the employ of the Bank or the Corporation, as applicable.

(e) To facilitate execution of this Agreement, the parties may execute and exchange this Agreement or counterparts hereof by electronic or digital means, and all electronic copies or counterparts shall have the same force and effect as an original physical version of this Agreement.

Participant	ACNB CORPORATION James P. Helt, President & CEO
ACNB BANK James P. Helt, President & CEO